Exhibit 99.1

Behringer Harvard Opportunity REIT I, Inc. 2013 Second Quarter Update Las Colinas Commons, Irving (Dallas), TX

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; impairment charges; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

Agenda General Thoughts Noteworthy Events Financial Review Portfolio Updates Questions Chase Park Plaza, St. Louis, MO

General Thoughts Lodge & Spa at Cordillera, Edwards, CO We remain concerned about the economy Job creation not meeting expectations July unemployment rate declined to 7.4%, but Broader “U6” unemployment rate is at 14% Labor force participation rate declined to 63.4% Challenges remain for many value-added and opportunistic assets Concern about the European economy

Noteworthy Items Northpoint Central, Houston, TX Chase Park Plaza performance improved Frisco Square performance continues strong Completed major lease extension at Las Colinas Commons Have begun process to establish estimated per-share valuation Expect mid-November announcement Valuation could be affected by Royal Island and Central Europe portfolio

Frisco Square Alexan Black Mountain Las Colinas Commons Northpoint Central Northborough Tower The Lodge & Spa at Cordillera Central European Portfolio Royal Island Chase Park Plaza Hotel Portfolio Investments

Loan Summary Schedule (in thousands) Description Interest Rate Maturity Date Percentage of Total Chase Park Plaza (Hotel and Residences) 49,061 $ 30-day LIBOR + 6.75% (1) (2) 12/09/14 34.9% Northborough Tower (3) 19,855 5.67% 01/11/16 14.1% Royal Island 12,067 15.00% 10/10/16 8.6% Northpoint Central 15,927 5.15% 05/09/17 11.3% Las Colinas Commons 11,745 5.15% 05/09/17 8.4% BHFS II, LLC (Frisco Square) 7,136 (4) 30-day LIBOR +3.00% (1) 02/01/18 5.1% BHFS III, LLC (Frisco Square) 6,406 (4) 30-day LIBOR +3.00% (1) 02/01/18 4.6% BHFS IV, LLC (Frisco Square) 13,307 (4) 30-day LIBOR +3.00% (1) 02/01/18 9.5% BHFS Theatre, LLC (Frisco Square Theatre) 4,981 (4) 30-day LIBOR +3.00% (1) 02/01/18 3.5% 140,485 $ Unconsolidated Notes (100%) Central Europe JV 79,333 $ (5) (1) 30-day LIBOR was 0.193% at 6/30/13 (2) Interest subject to floor of 0.75% (3) Includes mark-to-market of $0.4 million (4) Total Frisco Square-related debt is $31.8 million at 6/30/13 (5) 100% of debt balance of €61.0 million at fx rate of 1.3007 Balance as of 6/30/2013

Central Europe JV Debt Balances

(as of June 30, 2013)

Central Europe Loans (by Collateral Pool)	% of Total	Lender	Maturity Date	Outstanding Balance	fx 1.3007	
Logistics Michalovce	21.08%	IRBC	Forbearance	€ 12,856,940	$ 16,723,022	(1)(2)
Retail INEX Witawa	9.18%	IRBC	Forbearance	€ 5,599,720	$ 7,283,556	(1)(2)
Retail Magyar	0.90%	K&H Bank	10/31/2013	€ 551,610	$ 717,479	(1)
Retail Cerny Most	3.50%	Unicredit	12/31/2013	€ 2,133,500	$ 2,775,043	(1)
Logistics Everet	2.68%	HSBC	3/31/2016	€ 1,637,305	$ 2,129,643	
Retail Fairway	18.77%	HSBC	3/31/2016	€ 11,448,250	$ 14,890,739	
Logistics Cestlice	4.10%	CSOB	12/31/2016	€ 2,499,384	$ 3,250,949	
Retail Alpha Plus	5.51%	CSOB	12/31/2016	€ 3,359,959	$ 4,370,299	
Retail CZ	14.57%	CSOB	12/31/2016	€ 8,885,087	$ 11,556,833	
Logistics Modletice	4.36%	Unicredit	9/30/2017	€ 2,661,065	$ 3,461,247	(3)
Retail Albert Bruno Vin	4.05%	CSOB	12/31/2017	€ 2,470,549	$ 3,213,443	(4)
Retail Beta Plus	7.58%	CSOB	12/31/2017	€ 4,624,277	$ 6,014,798	(4)
Retail Ceske Budejovice	3.71%	CSOB	12/31/2017	€ 2,265,070	$ 2,946,177	(4)
	100.00%			€ 60,992,718	$ 79,333,228	

(1) €21.1 million, or approximately 34.7% of the Central Europe debt has matured or will mature in 2013

(2) The two IRBC loans secured by Logistics Michalovce and INEX Witawa are currently in a state of undocumented forbearance

(3) Refinanced €2.7 million for a 4.5-year term at a 3.35% margin with monthly amortization based upon a 15-year term

(4) Refinanced a total of €9.4 million for a 4.5-year term at a 3.75% margin

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

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© 2013 Behringer Harvard

Financial Review Debt Cash position Expected uses of cash Reinvest in our existing portfolio to stabilize assets Lower REIT’s overall indebtedness (in millions) June 30, 2013 Dec. 31, 2012 Cash and cash equivalents $37.9 $34.8 Restricted cash 7.8 5.8 Total $45.7 $40.6 (in millions) June 30, 2013 Dec. 31, 2012 Total debt obligations $140.5 $165.7 Total liabilities $165.9 $192.9 Northborough Tower, Houston TX

Frisco Square Frisco (Dallas), Texas Office Expect 95%+/- by year-end 2013 Additional leases are being negotiated Multifamily Occupancy was approximately 94% in Q2 Last 20 leases were at approximately $1.18/s.f. Quoting new leases at 6% above this Retail Upgrading tenant rent roll Good leasing activity Targeting 90%-leased Interest in land parcels from developers Frisco Square, Frisco, TX

Chase Park Plaza St. Louis, Missouri Improved year-to-date performance compared with last year Revenues: +10% Occupancy rate: +10% RevPAR: +11% NOI: +$700,000 ADR: Stable 2013 focus: Increase revenue Streamline operating expenses Consider re-branding Evaluate new revenue sources Chase Park Plaza, St. Louis, MO

Texas Office Properties

Houston/Dallas, Texas



Northpoint Central
Houston, Texas

- Year-to-date NOI above budget
- 100%-leased



Northborough Tower
Houston, Texas

- Year-to-date NOI meeting budget
- 100%-leased



Las Colinas Commons
Irving (Dallas), Texas

- Year-to-date NOI above budget
- Completed 5 ½ year lease renewal with Green Tree
- 82%-leased

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© 2013 Behringer Harvard

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

Development Projects Lodge & Spa at Cordillera Edwards, Colorado Revenues improved Occupancy rate increased RevPAR improved But, NOI not meeting budget Evaluating options Royal Island The Bahamas Evaluating dual paths Sell Recapitalize

Strategy Review Maximize liquidity for operating needs and reinvestment in existing portfolio assets Re-tenant and reposition our existing properties Refinance and extend debt maturities Sell assets in an orderly manner Some development projects likely to remain in portfolio for a few more years to increase ultimate value Central Europe Portfolio